UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2007

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada		89129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As of August 10, 2007, Allegiant Travel Company (the "Company") has been informed that Linda A. Marvin, chief financial officer and managing director of the Company, has adopted a pre-arranged, non-discretionary stock trading plan to sell a portion of her currently owned Company stock systematically over time as part of an individual long-term strategy for asset diversification and estate planning. In addition, on August 23, 2007, the Company was informed that M. Ponder Harrison, managing director- marketing and sales of the Company, also adopted a pre-arranged, non-discretionary stock trading plan to sell a portion of his currently owned Company stock systematically over time as part of an individual long-term strategy for asset diversification and estate planning. The stock trading plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company's policies regarding stock transactions by insiders.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios, by spreading stock trades out over an extended period of time to reduce any market impact, while avoiding concerns about the initiation of stock transactions when in possession of material non-public information.

Subject to the terms of the plan adopted by Ms. Marvin, she may sell up to 150,000 shares of the Company's stock on or before March 31, 2008. The plan anticipates the sale of between 20,000 and 35,000 shares per month. The transactions under this plan are to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Subject to the terms of the plan adopted by Mr. Harrison, he may sell up to 120,000 shares of the Company's stock on or before August 29, 2008. The plan anticipates the sale of up to 10,000 shares per month. The transactions under this plan are to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

August 24, 2007	By:	/s/Linda A. Marvin

Name: Linda A. Marvin
Title: Chief Financial Officer